                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

================================================================================

                             BUCKEYE PARTNERS, L.P.

                                     ISSUER

                                       AND

                                  SUNTRUST BANK

                                     TRUSTEE

                          SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 19, 2003

                                       TO

                                    INDENTURE

                            DATED AS OF JULY 10, 2003

                              6 3/4% NOTES DUE 2033

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     PAGE
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
ARTICLE 1 Relation to Indenture; Definitions......................................................................     1
   SECTION 1.01. Relation to Indenture............................................................................     1
   SECTION 1.02. Definitions......................................................................................     1
   SECTION 1.03. General References...............................................................................     2

ARTICLE 2 The Series of Securities................................................................................     2
   SECTION 2.01. The Form and Title of the Securities.............................................................     2
   SECTION 2.02. Amount...........................................................................................     2
   SECTION 2.03. Stated Maturity..................................................................................     2
   SECTION 2.04. Interest and Interest Rates......................................................................     2
   SECTION 2.05. Place of Payment.................................................................................     3
   SECTION 2.06. Optional Redemption..............................................................................     3
   SECTION 2.07. Defeasance and Discharge; Covenant Defeasance....................................................     3
   SECTION 2.08. Global Securities; Restrictions on Transfer and Exchange.........................................     3
   SECTION 2.09. Transfer and Exchange............................................................................     3
   SECTION 2.10. Legends..........................................................................................     4
   SECTION 2.11. Registration Rights Agreement....................................................................     6

ARTICLE 3 Events of Default.......................................................................................     6
   SECTION 3.01. Additional Event of Default......................................................................     6

ARTICLE 4 Covenants...............................................................................................     6
   SECTION 4.01. Additional Covenant..............................................................................     6

ARTICLE 5 Miscellaneous...........................................................................................     7
   SECTION 5.01. Certain Trustee Matters..........................................................................     7
   SECTION 5.02. Continued Effect.................................................................................     7
   SECTION 5.03. Governing Law....................................................................................     7
   SECTION 5.04. Counterparts.....................................................................................     7

EXHIBITS

Exhibit A: Form of Note

Exhibit B: Form of Certificate to be Delivered upon Exchange or Registration of
           Transfer of Notes

Exhibit C: Form of Certificate to be Delivered in Connection with Transfers
           Pursuant to Regulation S

                                                   Second Supplemental Indenture

         SECOND SUPPLEMENTAL INDENTURE, dated as of August 19, 2003 (this "SECOND SUPPLEMENTAL INDENTURE"), between BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "PARTNERSHIP"), having its principal office at 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, and SUNTRUST BANK, a Georgia banking corporation ("SUNTRUST"), as trustee under the Indenture referred to below (in such capacity, the "TRUSTEE").

                           RECITALS OF THE PARTNERSHIP

         WHEREAS, the Partnership and the Trustee have heretofore entered into an Indenture, dated as of July 10, 2003 (the "ORIGINAL INDENTURE"), as amended and supplemented by the First Supplemental Indenture thereto dated as of July 10, 2003 (the "FIRST SUPPLEMENTAL INDENTURE") (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture and pursuant to this Second Supplemental Indenture being referred to herein as the "INDENTURE"); and

         WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of Buckeye Pipe Line Company, a Delaware corporation and the Partnership's general partner (the "GENERAL PARTNER"), in accordance with the provisions of the Original Indenture, and the terms of such series may be established by a supplemental indenture executed by the General Partner on behalf of the Partnership and by the Trustee; and

         WHEREAS, the Partnership proposes to create under the Indenture a new series of Securities; and

         WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the General Partner on behalf of the Partnership and authenticated and delivered by the Trustee as provided in the Original Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Partnership and to make this Second Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed; and

         WHEREAS, the Partnership has entered into a Registration Rights Agreement dated as of August 19, 2003 (the "REGISTRATION RIGHTS AGREEMENT") relating to the Notes among the Partnership and the Initial Purchasers named therein;

         NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1
                       RELATION TO INDENTURE; DEFINITIONS

         SECTION 1.01. RELATION TO INDENTURE.

         With respect to the Notes, this Second Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.02. DEFINITIONS.

         For all purposes of this Second Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

                                                   Second Supplemental Indenture

         SECTION 1.03. GENERAL REFERENCES.

         All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and the term "herein", "hereof", "hereunder" and any other word of similar import refers to this Second Supplemental Indenture.

                                   ARTICLE 2
                            THE SERIES OF SECURITIES

         SECTION 2.01. THE FORM AND TITLE OF THE SECURITIES.

         There is hereby established a new series of Securities to be issued under the Indenture and to be designated as the Partnership's 6 3/4% Notes due 2033 (the "NOTES"). The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Partnership may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

         The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Second Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Second Supplemental Indenture for all intents and purposes)).

         SECTION 2.02. AMOUNT.

         The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $150,000,000 upon delivery to the Trustee of a Partnership Order for the authentication and delivery of such Notes. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of additional Notes, upon Partnership Order without the consent of any Holder. The Notes issued on the date hereof and any such additional Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture.

         SECTION 2.03. STATED MATURITY.

         The Notes may be issued on any Business Day on or after August 19, 2003, and the Stated Maturity of the Notes shall be August 15, 2033.

         SECTION 2.04. INTEREST AND INTEREST RATES.

         The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

                                                   Second Supplemental Indenture

         SECTION 2.05. PLACE OF PAYMENT.

         As long as any Notes are outstanding, the Partnership shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment.

         SECTION 2.06. OPTIONAL REDEMPTION.

         At its option, the Partnership may redeem the Notes, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article XI of the Original Indenture.

         SECTION 2.07. DEFEASANCE AND DISCHARGE; COVENANT DEFEASANCE.

         Article XIII of the Original Indenture shall apply to the Notes.

         SECTION 2.08. GLOBAL SECURITIES; RESTRICTIONS ON TRANSFER AND EXCHANGE.

         The Notes shall initially be issued in the form of one or more Global Securities. Such Global Securities (i) shall bear the legends applicable to Global Securities set forth in Sections 2.02 and 2.04 of the Original Indenture,
(ii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in Section 3.05 of the Original Indenture and in this Second Supplemental Indenture and (iii) shall otherwise be subject to the applicable provisions of the Indenture.

                  (1) Rule 144A Global Notes. The Notes offered and sold to "qualified institutional buyers" ("QIBs" or individually, a "QIB") (which term shall have the meaning assigned to it in Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT")) in the United States of America in reliance on Rule 144A will initially be issued as permanent Global Securities (the "RULE 144A GLOBAL NOTES"), without interest coupons, substantially in the form of Exhibit A hereto. The Rule 144A Global Notes will be duly executed by the Partnership, authenticated by the Trustee, deposited with the Trustee (as custodian for The Depository Trust Company ("DTC"), which shall act as Depositary with respect to the Notes constituting Global Securities) and registered in the name of DTC or a nominee thereof.

                  (2) Regulation S Global Notes. Notes offered and sold in Offshore Transactions to Non-U.S. Persons (each such term to have the meaning assigned to it in Regulation S under the Securities Act ("REGULATION S")) in reliance on Regulation S will initially be issued as permanent Global Securities (the "REGULATION S GLOBAL NOTES"), without interest coupons, substantially in the form of Exhibit A hereto. The Regulation S Global Notes will be duly executed by the Partnership, authenticated by the Trustee, deposited with the Trustee (as custodian for DTC) and registered in the name of DTC or a nominee thereof.

         SECTION 2.09. TRANSFER AND EXCHANGE.

                  (1) Transfer and Exchange of Notes in Certificated Form. In addition to the requirements set forth in Section 3.05 of the Original Indenture, the Notes in certificated form that are Registrable Securities under the Registration Rights Agreement (the "TRANSFER RESTRICTED SECURITIES") presented or surrendered for registration of transfer or exchange pursuant to Section 3.05 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

                                                   Second Supplemental Indenture

                           (a) if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                           (b) if such Transfer Restricted Securities are being transferred (1) to a QIB in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Partnership or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such holder (in substantially the form of Exhibit B hereto); or

                           (c) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such Holder (in substantially the form of Exhibits B and C hereto) and an opinion of counsel to that effect if the Partnership or the Trustee so requests; or

                           (d) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Partnership or the Trustee so requests.

                  (2) Transfer and Exchange of Global Notes. The transfer and exchange of the Global Notes (as defined below) or beneficial interests therein shall be effected through the Depositary, upon the terms and subject to the conditions provided in Section 3.05 of the Original Indenture and Article 2 of this Second Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

         SECTION 2.10. LEGENDS.

                  (1) Excepted as permitted by the following paragraphs (2) and (3) immediately below, each certificate evidencing the Rule 144A Global Notes or Regulation S Global Notes (each a "GLOBAL NOTE") or any other Notes in certificated form (and all Notes issued in exchange therefor or substitution thereof other than the Exchange Notes (as defined below)) shall bear a legend in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE ""SECURITIES ACT"), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND

                                                   Second Supplemental Indenture

                  THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which effectiveness shall be certified by the Partnership to the Trustee and Security Registrar upon which each may conclusively rely:

                           (a) in the case of any Transfer Restricted Security in definitive form, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note in definitive form that does not bear the legend set forth in (1) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend(s) set forth in (1) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 3.05 of the Original Indenture and this Section 2.10 of this Second Supplemental Indenture.

                  (3) Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Partnership shall issue and, upon receipt of a Partnership Order in accordance with Section 3.03 of the Original Indenture, the Trustee shall authenticate Notes ("EXCHANGE NOTES") in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (1) above, and the Security Registrar shall rescind any restriction on the transfer of the Exchange Notes, in each case unless the Holder of Notes being transferred in the Exchange Offer is either (A) a broker-dealer tendering Notes acquired directly from the Partnership, (B) a Person participating in the Exchange Offer for purposes of distributing the Exchange Notes or (C) a Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Partnership. The Partnership shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the General Partner and, absent receipt of a certificate from the Partnership to such effect, the Trustee shall assume that there are no such Holders.

                                                   Second Supplemental Indenture

         SECTION 2.11. REGISTRATION RIGHTS AGREEMENT.

         Holders of the Notes shall have the benefit of the Partnership's registration obligations with respect to the Notes, and such Holders shall also have certain obligations to indemnify the Partnership under certain circumstances, all as more fully set forth in the Registration Rights Agreement.

                                   ARTICLE 3
                               EVENTS OF DEFAULT

         SECTION 3.01. ADDITIONAL EVENT OF DEFAULT

         With respect to the Notes, the occurrence of any of the following events shall, in addition to the other events or circumstances described as Events of Default in Section 5.01 of the Original Indenture, constitute an Event of Default: default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Partnership or any of its Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of issuance of any Notes, if (a) that default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "PAYMENT DEFAULT"), or (y) results in the acceleration of the maturity of such Indebtedness to a date prior to its originally stated maturity, and, (b) in each case described in clauses (x) or
(y) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50,000,000 or more.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01. ADDITIONAL COVENANT

         The covenant contained in this Section 4.01 shall apply to the Notes only and not to any other series of Securities issued under the Indenture, and is being included solely for the benefit of the Notes and the Holders thereof. This covenant shall be effective only for so long as there remain Outstanding any Notes.

         SEC Reports; Financial Statements.

                  (1)      Whether or not the Partnership is then subject to
         Section 13 or 15(d) of the Exchange Act, from and after the Issue Date of the Notes, the Partnership shall electronically file with the Commission, so long as the Notes are Outstanding, the annual, quarterly and other periodic reports that the Partnership is required to file (or would otherwise be required to file) with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Partnership is required to file (or would otherwise be required to file) such documents, unless, in each case, such filings are not then permitted by the Commission.

                  (2) If such filings are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, from and after the Issue Date of the Notes, the Partnership shall provide the Trustee with, and the Trustee will mail to any Holder of Notes requesting in writing to the Trustee copies of, such annual, quarterly and other periodic reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after its Required Filing Date.

                                                   Second Supplemental Indenture

                  (3) In addition, the Partnership shall furnish to the Holders of Notes and to prospective investors, upon the requests of Holders of Notes, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the "Securities Act"), so long as the Notes are not freely transferable under the Securities Act.

                  (4) The Partnership shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders of Notes under clause (2) of this Section 10.09.

                  (5) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE 5
                                 MISCELLANEOUS

         SECTION 5.01. CERTAIN TRUSTEE MATTERS.

         The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.

         The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Partnership.

         SECTION 5.02. CONTINUED EFFECT.

         Except as expressly supplemented and amended by this Second Supplemental Indenture, the Original Indenture (as supplemented and amended by the First Supplemental Indenture) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by the First Supplemental Indenture and by this Second Supplemental Indenture) is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         SECTION 5.03. GOVERNING LAW.

         This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 5.04. COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                   Second Supplemental Indenture

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

                              BUCKEYE PARTNERS, L.P.

                              By: BUCKEYE PIPE LINE COMPANY,
                                  Its General Partner

                              By: STEPHEN C. MUTHER
                                  ----------------------------------------------
                              Name:  Stephen C. Muther
                              Title: Senior Vice President - Administration,
                                     General Counsel and Secretary

                              SUNTRUST BANK,
                              as Trustee

                              By: JACK ELLERIN
                                  ----------------------------------------------

                              Name:  Jack Ellerin
                              Title: Authorized Officer

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

[IF A GLOBAL SECURITY, INSERT--THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

[IF A GLOBAL SECURITY, INSERT--UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF A TRANSFER RESTRICTED SECURITY, INSERT--THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE ""SECURITIES ACT"), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

                             BUCKEYE PARTNERS, L.P.

                              6 3/4% NOTE DUE 2033

No. _________                                                 U.S.$_____________

CUSIP No. ___________

         BUCKEYE PARTNERS, L.P., a Delaware limited partnership (herein called the "Partnership", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of _____________________________ United States Dollars on August 15, 2033, and to
pay interest thereon from August 19, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing on February 15, 2004, at the rate of 6 3/4% per annum, until the principal hereof is paid or made available for payment and at the rate of 6 3/4% per annum on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

         [If a Global Security, insert--Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

         [If a Definitive Security, insert--Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or subject to any laws or regulations applicable thereto and to the right of the Partnership (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of _________________ in the Borough of Manhattan, The City and State of New York, and at such other offices or agencies as the Partnership may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Partnership by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         The Partnership hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:  ______________, ____

                                            BUCKEYE PARTNERS, L.P.

                                            By: BUCKEYE PIPE LINE COMPANY,
                                                its General Partner

                                                By: ___________________________
                                                Name:
                                                Title:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

SUNTRUST BANK,
as Trustee

By: ____________________________________________
                Authorized Signatory

                                [REVERSE OF NOTE]

                             BUCKEYE PARTNERS, L.P.

                              6 3/4% NOTE DUE 2033

         This Security is one of a duly authorized issue of securities of the Partnership (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of July 10, 2003, as amended and supplemented by the First Supplemental Indenture thereto dated as of July 10, 2003 and as further amended and supplemented by the Second Supplemental Indenture thereto dated as of August 19, 2003 (such Indenture, as so amended and supplemented being referred to herein as the "Indenture"), between the Partnership and SunTrust Bank, a Georgia banking corporation, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         This Security is redeemable, in whole or in part, at the Partnership's option at any time prior to maturity at a redemption price equal to the greater of (a) 100% of the principal amount of this Security, and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest to the date of redemption.

         For purposes of determining any redemption price, the following definitions shall apply:

         "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

         "Comparable Treasury Price" means, with respect to any date of redemption, (a) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Quotation Agent" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Partnership.

         "Reference Treasury Dealer" means (a) each of J.P. Morgan Securities Inc. and its respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Partnership shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Partnership.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

         Unless the Partnership defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on this Security or the portions hereof called for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and all holders of Securities of which this Security is a Predecessor Security, whether or not notation of such consent or waiver is made upon this or any other Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         [If a Global Security, insert--This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

         [If a Definitive Security, insert--As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in The City of New York , or, subject to any laws or regulations applicable thereto and to the right of the Partnership (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of _________________ in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Partnership may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new

Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

         [If a Transfer Restricted Security, insert--The Holder of this Security is entitled to the benefits of the Registration Rights Agreement dated as of August 19, 2003 (the "Registration Rights Agreement") by and among the Partnership and the Initial Purchasers named therein, and such Holders shall also have certain obligations to indemnify the Partnership under certain circumstances, all as more fully set forth in the Registration Rights Agreement. In certain events, the Partnership shall be required to pay to the Holder of this Security additional interest on this Security, on the terms and subject to the conditions of the Registration Rights Agreement.]

         Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to Buckeye Pipe Line Company (the "General Partner") and its Affiliates (other than the Partnership), and payable only out of cash flow and assets of the Partnership. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates, other than the Partnership, or their respective assets) shall be liable for any of the obligations of the Partnership under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under the Indenture or such Securities by reason of his, her or its status.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         [If a Definitive Security, insert as a separate page--

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or
Typewrite Name and Address of Assignee) the within instrument of BUCKEYE PARTNERS, L.P. and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

_____________________________________          _________________________________

Dated: ______________________________          _________________________________
                                               (Signature)

Signature Guarantee: ___________________________________________________________
                              (Participant in a Recognized Signature
                                    Guaranty Medallion Program)

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

         [If a Global Security, insert as a separate page--

                       SCHEDULE OF INCREASES OR DECREASES
                               IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:

                          AMOUNT OF             AMOUNT OF        PRINCIPAL AMOUNT
                         DECREASE IN           INCREASE IN        OF THIS GLOBAL            SIGNATURE OF
                          PRINCIPAL         PRINCIPAL AMOUNT    SECURITY FOLLOWING       AUTHORIZED OFFICER
                        AMOUNT OF THIS           OF THIS           SUCH DECREASE           OF TRUSTEE OR
DATE OF EXCHANGE        GLOBAL SECURITY      GLOBAL SECURITY      (OR INCREASE)              DEPOSITARY]
----------------        ---------------     ----------------    ------------------       ------------------

                                                                       EXHIBIT B

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re: 6 3/4% Notes due 2033 of Buckeye Partners, L.P. (the "Notes").

         This Certificate relates to $____ principal amount of Notes held by _____________________ (the "Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:**

         [ ]    Such Note is being acquired for the Transferor's own account without transfer.

         [ ]    Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Partnership or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Second Supplemental Indenture dated as of August 19, 2003 between the Partnership and the Trustee).

         [ ]    Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Partnership or the Trustee so requests) or
(ii) pursuant to an effective registration statement under the Securities Act.

         [ ]    Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Partnership or the Trustee so requests).

                                             [INSERT NAME OF TRANSFEROR]

                                             By: _______________________________
                                             Name:
                                             Title:
                                             Address:

Date: __________________________________

**Check appropriate box.

                                                                       EXHIBIT C

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                   _________________, __________

SunTrust Bank, as Security Registrar
c/o Computershare Trust Company of New York
88 Pine Street, 19th Floor
New York, New York 10005
Attention: Corporate Trust Department

Ladies and Gentlemen:

         In connection with our proposed sale of $_______________ principal amount of 6 3/4% Notes due 2033 (the "Notes") of Buckeye Partners, L.P. (the "Partnership"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (i) the offer of the Notes was not made to a person in the United States of America;

         (ii) at the time the buy order was originated, the transferee was outside the United States of America or we and any person acting on our behalf reasonably believed that the transferee was outside the United States of America;

         (iii) no directed selling efforts have been made by us in contravention of Rule 903 or Rule 904 of Regulation S under the Securities Act, as applicable;

         (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (v) if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period as set forth in Regulation S, the transfer is not being made to, or for the benefit or account of, a U.S. Person (other than a distributor).

         You and the Partnership are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this certificate have the meanings set forth in Regulation S under the Securities Act.

                                             Very truly yours,

                                             ___________________________________
                                             [Name]

                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Address:


                                      C-1